Exhibit 99.1
Financial Statements of Business Acquired
Report of Independent Auditors
Board of Directors and Stockholders
netASPx, Inc. and Subsidiaries
We have audited the accompanying consolidated balance sheets of netASPx, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of operations, Class A Redeemable Preferred Stock and stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of netASPx, Inc. and Subsidiaries at December 31, 2006 and 2005, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.
As more fully discussed in Note 1, the Company completed a recapitalization on April 6, 2005, which resulted in “quasi-reorganization” accounting treatment.

/s/ Ernst & Young LLP
McLean, Virginia
June 4, 2007

NETASPX, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

	December 31
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$3,675,059	$3,157,425
Marketable securities	1,531,505	—
Accounts receivable, net	4,597,310	4,492,288
Prepaid expenses	741,257	723,359

Total current assets	10,545,131	8,373,072
Marketable securities	700,000	—
Property and equipment, net	3,059,864	2,319,162
Other assets	256,986	242,640

Total assets	$14,561,981	$10,934,874

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$660,819	$973,848
Accrued liabilities	2,973,272	2,309,281
Current portion of deferred revenues	2,954,859	2,443,149

Total current liabilities	6,588,950	5,726,278

Deferred revenues, net of current portion	4,558,820	3,015,021
Other long-term liabilities	642,597	899,635

Total liabilities	11,790,367	9,640,934

Stockholders’ equity:
Common stock, $0.0001 par value; 60,000,000 shares authorized; 47,813,216 and 47,803,216 shares issued and outstanding as of December 31, 2006 and 2005, respectively	4,781	4,780
Additional paid-in capital	1,283,529	699,347
Notes receivable from management	(46,672)	(46,672)
Retained earnings	1,529,976	636,485

Total stockholders’ equity	2,771,614	1,293,940

Total liabilities and stockholders’ equity	$14,561,981	$10,934,874

See accompanying notes.

NETASPX, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	Year ended December 31
	2006	2005

Revenues	$29,550,040	$28,530,562
Cost of revenues	22,232,075	21,237,679

Gross margin	7,317,965	7,292,883

Operating expenses:
Selling, general, and administrative	5,068,795	4,444,803
Depreciation and amortization	917,800	900,812

Total operating expenses	5,986,595	5,345,615

Income from operations	1,331,370	1,947,268

Gain on extinguishment of debt	—	3,588,934
Interest income (expense), net	171,414	(398,662)

Income before provision for income taxes	1,502,784	5,137,540

Provision for income taxes	(609,293)	(467,782)

Net income	$893,491	$4,669,758

See accompanying notes.

NETASPX, INC. AND SUBSIDIARIES
Consolidated Statements of Class A Redeemable Preferred Stock and Stockholders’ Equity (Deficit)

						Notes
	Class A Redeemable				Additional	Receivable	Retained	Total
	Preferred Stock		Common Stock		Paid-In	from	Earnings	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Management	(Deficit)	(Deficit)
Balance at December 31, 2004	59,513	$70,354,342	49,631,656	$496,316	$161,903	$(55,672)	$(103,094,575)	$(102,492,028)
Issuance of Class A Redeemable Preferred Stock, net of issuance costs of $55,000	5,500	5,445,000	—	—	—	—	—	—
Cancellation of Common Stock held by note holders	—	—	(2,163,440)	(21,634)	21,634	—	—	—
GTCR assumption of line of credit	—	—	—	—	22,000,000	—	—	22,000,000
Forgiveness of investment fees due GTCR	—	—	—	—	870,132	—	—	870,132
Cancellation of Class A Redeemable Preferred Stock	(65,013)	(75,799,342)	—	—	75,799,342	—	—	75,799,342
Reduction in par value of Common Stock	—	—	—	(469,935)	469,935	—	—	—
Quasi-reorganization-related legal fees	—	—	—	—	(98,296)	—	—	(98,296)

Quasi-reorganization adjustment	—	—	—	—	(99,061,302)	—	99,061,302	—
Receipt of cash for note receivable from management	—	—	225,000	22	2,228	9,000	—	11,250
Issuance of Common Stock	—	—	110,000	11	65,989	—	—	66,000
Recognition of tax benefits related and recorded prior to quasi-reorganization	—	—	—	—	467,782	—	—	467,782
Net income	—	—	—	—	—	—	4,669,758	4,669,758

Balance at December 31, 2005	—	—	47,803,216	4,780	699,347	(46,672)	636,485	1,293,940
Non-cash compensation	—	—	—	—	1,890	—	—	1,890
Issuance of common stock	—	—	10,000	1	9,999	—	—	10,000
Recognition of tax benefits related and recorded prior to quasi-reorganization	—	—	—	—	572,293	—	—	572,293
Net income	—	—	—	—	—	—	893,491	893,491

Balance at December 31, 2006	—	$—	47,813,216	$4,781	$1,283,529	$(46,672)	$1,529,976	$2,771,614

See accompanying notes.

NETASPX, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	Year ended December 31
	2006	2005

Cash flows from operating activities
Net income	$893,491	$4,669,758
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	917,800	900,812
Amortization of discount on marketable securities	(56,866)	—
Gain on extinguishment of debt	—	(3,588,934)
Non-cash compensation	1,890	—
Provision (recovery) for doubtful accounts	53,271	(23,783)
Deferred income taxes	572,293	467,782
Changes in operating assets and liabilities:
Accounts receivable	(158,293)	873,862
Prepaid expenses and other assets	(32,244)	(79,881)
Accounts payable	(313,029)	(262,540)
Accrued liabilities and other long-term liabilities	406,953	(1,056,465)
Deferred revenues	2,055,509	1,220,350

Net cash provided by operating activities	4,340,775	3,120,961

Cash flows from investing activities
Purchases of property and equipment	(1,658,502)	(1,306,886)
Purchases of marketable securities	(6,655,439)	—
Maturities of marketable securities	4,480,800	—

Net cash used in investing activities	(3,833,141)	(1,306,886)

Cash flows from financing activities
Proceeds from issuance of Class A Redeemable Preferred Stock	—	5,500,000
Repayment of notes payable	—	(5,383,112)
Payment of transaction costs for quasi-reorganization	—	(98,296)
Proceeds from issuance of common stock	10,000	66,000
Collection of notes receivable from management	—	9,000

Net cash provided by financing activities	10,000	93,592

Net change in cash and cash equivalents	517,634	1,907,667
Cash and cash equivalents at beginning of year	3,157,425	1,249,758

Cash and cash equivalents at end of year	$3,675,059	$3,157,425

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$414,180
Cash paid for income taxes	$67,945	$—
See accompanying notes.

NETASPX, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
December 31, 2006
1. Organization
netASPx, Inc. (the Company) was incorporated under the name ASP Acquisition Company in May 1999 (inception), under the laws of the state of Delaware. In June 1999, the Company changed its name to netASPx, Inc. The Company is an application service provider that assists customers in reducing financial, technology, and project implementation risks associated with business software applications. The Company also acquires and operates high-performance computing systems, and supports users of scientific applications on those systems, principally for the United States government.
From October 1999 to August 2000, the Company completed eight acquisitions for a total purchase price of $62.6 million. All acquisitions were accounted for using the purchase method of accounting and resulted in goodwill and other intangible assets of approximately $55.4 million. In May 2001, the Company recorded an impairment charge of approximately $34.7 million to write off the remaining net balance of goodwill and other intangible assets due to significant underperformance of the acquired companies compared to their original performance projections.
Quasi-Reorganization
On April 6, 2005, the Company completed a recapitalization (the Recapitalization), which consisted of a series of related transactions, including (i) the settlement of the Company’s subordinated notes and accrued interest (with recorded balances of $7,482,348 and $1,489,698, respectively) for total cash payment of $5,383,112, resulting in a gain on extinguishment of $3,588,934 (see Notes 5 and 7) and the cancellation of 2,163,440 shares of Common Stock of the Company; (ii) a $5.5 million Class A Redeemable Preferred Stock equity contribution by GTCR sufficient to fund the settlement of such notes and provide additional equity to fully eliminate the accumulated deficit (see Note 8); (iii) the assumption of the Company’s $22 million senior line of credit facility with a bank through a capital contribution by GTCR (see Note 6) and waiver of $870,132 of accrued and unpaid investment fees owed to GTCR (see Note 12); and (iv) cancellation of all of the Company’s Class A Redeemable Preferred Stock (including cancellation of the Preferred Stock issued in connection with the 2005 equity financing), and a resetting of the par value of the Company’s Common Stock from $0.01 per share to $0.0001 per share (see Note 8).
These transactions resulted in “quasi-reorganization” accounting treatment for the Company, which enabled the Company to eliminate the accumulated deficit reflected in the stockholders’ equity section of the Company’s balance sheet as of April 6, 2005 of $99,061,302.

Risk Factors
There are significant risks associated with the Company, including the susceptibility of the Company’s services to rapid technological change, increased competition from existing service providers and new entrants, government regulations, and dependence upon key members of the management team.
2. Summary of Significant Accounting Policies and Practices
Principles of Consolidation and Reclassifications
The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and accounts have been eliminated in consolidation.
Certain 2005 amounts have been reclassified to conform with 2006 presentation.
Use of Estimates
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Revenue Recognition
The Company recognizes revenues when a contract has been executed, the contract price is fixed and determinable, delivery of services and products has occurred, and collection of the contract price is considered probable and can be reasonably estimated. Revenue is earned under cost reimbursable, time and materials, and fixed price contracts.
Revenues from time and materials contracts are recognized based on fixed hourly rates for direct labor hours expended. Under cost reimbursable contracts, the Company is reimbursed for allowable costs, and paid a fee. Revenues on cost reimbursable contracts are recognized as costs are incurred plus an estimate of applicable fees earned. Revenues from fixed-price contracts are recognized in accordance with the stated rates per the contract and upon delivery of the performance requirements within the contract.
Revenues related to hosting services are recognized ratably over the contract period, which is generally three to five years. Any up-front payments received are deferred and recognized over the contract term. If implementation services are also provided, all revenues from the implementation services are deferred and recognized over the period that hosting services are provided.
The Company also records a sales allowance against revenues based on historical sales allowance activity.
Concentrations of Credit Risk
The Company’s assets that are exposed to credit risk consist primarily of cash and cash equivalents, marketable securities, and accounts receivable. The Company maintains cash balances that may at times exceed federally insured limits; however, the Company believes the credit risk related to its cash is minimal.
Trade receivables that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported in the consolidated balance sheets at outstanding principal less any charge-offs and net of allowance for doubtful accounts. The Company generally does not perform a credit analysis and does not require collateral, as a substantial amount of the revenues are generated from recurring customers. The Company performs periodic reviews of outstanding receivables and establishes an allowance on accounts receivable based on these reviews.
For the years ended December 31, 2006 and 2005, the Company had one customer that represented 42% and 51%, respectively, of revenues and 46% and 60%, respectively, of total accounts receivable.
Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.
Marketable Securities
The Company accounts for its investments in marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Investments in Debt and Equity Securities. Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Company has the positive intent and ability to hold the securities to maturity.
Held to maturity securities are stated at amortized cost, adjusted for amortization of premiums and accretion of discounts to maturity, computed under the effective interest method. Such amortization is included in interest income from investments. Dividend and interest income are included in interest income from investments. The Company periodically reviews its marketable securities to determine whether a decline in value below the carrying value exists and is other-than-temporary.
The Company’s investments as of December 31 2006 approximated $3.9 million, consisting of commercial paper and governmental agency notes, of which $1.7 million was classified as cash equivalents. The amortized cost approximated the estimated fair value at December 31, 2006.
Approximately 82% of the securities in our portfolio had contractual maturities of one year or less at December 31, 2006. The remaining 18% had contractual maturities of one to three years.
Property and Equipment
Property and equipment is carried at historical cost, net of accumulated depreciation and amortization. Depreciation is calculated on the straight-line basis over the estimated useful lives of the assets as follows:

Computers and equipment	1 to 5 years
Furniture and fixtures	5 years
Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining lease term. Expenditures for ordinary maintenance are expensed as incurred.
Impairment of Long-Lived Assets
In accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets, including property and equipment, whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine the recoverability of its long-lived assets, the Company evaluates the probability that future estimated undiscounted net cash flows will be less than the carrying amount of the assets. If such probability weighted cash flows are estimated to be less than the carrying amount of the long-lived assets, then such assets are written down to their fair values. No such events or circumstances were noted during 2006 and 2005.

Stock-Based Compensation
Prior to January 1, 2006, the Company accounted for stock-based compensation arrangements under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, using the intrinsic value method and followed in accordance with the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation, and SFAS No. 148, Accounting for Stock-Based Compensation, Transition and Disclosure, an Amendment of SFAS No. 123. Had the Company applied the fair value provisions of SFAS No. 123 for employee stock-based compensation, the Company’s net income for the year ended December 31, 2005 would not have been materially affected.
Effective January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), Share-Based Payment, using the prospective method.
Under the prospective transition method, compensation cost recognized during 2006 includes compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of Statement 123(R). Results for prior periods have not been restated. The adoption of Statement 123(R) had no impact on the cash flows from operating or financing activities. The Company continues to apply the minimum-value method to employee stock options outstanding as of the adoption date of SFAS No. 123(R).
Income Taxes
The Company provides for deferred income taxes under the liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax basis. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
Reimbursements Received for “Out-of-Pocket” Expenses
In accordance with Emerging Issues Task Force (EITF) Issue No. 01-14, Income Statement Characterization of Reimbursements Received for “Out-of-Pocket” Expenses Incurred, the Company records reimbursable out-of-pocket expenses as revenues and expenses in the accompanying consolidated statements of operations. Reimbursable out-of-pocket expenses recorded as revenues and costs of revenues totaled approximately $390,000 and $316,000 for the years ended December 31, 2006 and 2005, respectively.
Recent Accounting Pronouncement
In July 2006, the FASB issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). FIN 48 is an interpretation of SFAS No. 109, Accounting for Income Taxes, and it seeks to reduce the diversity in practice associated with certain aspects of measurement and recognition in accounting for income taxes. In addition, FIN 48 provides guidance on derecognition, classification, interest and penalties, and accounting in interim periods and requires expanded disclosure with respect to the uncertainty in income taxes. FIN 48 is effective as of the beginning of the Company’s 2007 fiscal year. The cumulative effect, if any, of applying FIN 48 is to be reported as an adjustment to the opening balance of retained earnings in the year of adoption. The Company plans to adopt FIN 48 in 2007.

3. Accounts Receivable
Accounts receivable consisted of the following:

	December 31
	2006	2005

Accounts receivable	$4,568,859	$4,376,984
Unbilled accounts receivable	126,309	159,891
Allowance for doubtful accounts	(97,858)	(44,587)

Accounts receivable, net	$4,597,310	$4,492,288

4. Property and Equipment
Property and equipment consisted of the following:

	December 31
	2006	2005

Computers and equipment	$9,356,883	$8,768,012
Furniture and fixtures	813,770	892,314
Leasehold improvements	305,016	291,841

	10,475,669	9,952,167
Accumulated depreciation and amortization	(7,415,805)	(7,633,005)

Property and equipment, net	$3,059,864	$2,319,162

5. Accrued Liabilities
Accrued liabilities consisted of the following:

	December 31
	2006	2005

Accrued compensation and benefits	$2,397,277	$1,794,467
Deferred settlement	257,039	257,039
Other accrued liabilities	318,956	257,775

Total accrued liabilities	$2,973,272	$2,309,281

Effective July 2005, the Company signed an amendment to a lease agreement through July 2010. As part of this amendment, the landlord agreed to assume the responsibility to pay any real estate property taxes assessed on the property in the future. As a result of this settlement, the $1.3 million property tax liability that remained as of June 30, 2005, and has been assumed by the landlord, is considered a deferred settlement liability, which will be amortized to the consolidated statements of operations over the amendment period. The short-term accrued liabilities balance includes $257,039 of this amount with the long-term portion of $642,597 included in other long-term liabilities on the consolidated balance sheets as of December 31, 2006.
Pursuant to the Company’s Recapitalization (see Note 1) on April 6, 2005 the Company fully settled the accrued interest of $1,489,698 owed to certain note holders (see Note 7).
6. Line of Credit Facility
On March 3, 2000, the Company entered into a line of credit facility with a commercial lender. The facility provided for borrowings of up to $22.0 million, and the outstanding balance during 2004 was $22.0 million. Pursuant to the Company’s Recapitalization, on April 6, 2005, GTCR assumed the obligation of the line of credit facility (see Note 1) with a bank through a capital contribution by GTCR.
On September 30, 2005, the Company entered into a line of credit facility with a commercial lender. The facility provides for borrowings of up to $1.5 million, bears interest at the lender’s prime commercial rate, is due on demand, and was due to expire September 30, 2006. The Company renegotiated the line of credit facility and it now expires on September 30, 2007. There have been no funds borrowed through this facility as of December 31, 2006 and 2005.
7. Notes Payable
As of December 31, 2004, the Company’s notes payable consisted of approximately $7.5 million of notes payable issued to former stockholders for business acquisitions consummated during October 1999 through August 2000. Pursuant to the Company’s Recapitalization, on April 6, 2005, the Company settled its notes payable for cash (see Note 1) and recognized a gain on extinguishment of approximately $3.6 million.
8. Capital Stock
GTCR Investment
In May 1999, the Company entered into a purchase agreement (the Stock Purchase Agreement) and completed the first of a series of investment transactions with GTCR. Under the terms of the Stock Purchase Agreement, GTCR committed to provide up to $100 million in capital to the Company to fund acquisitions as well as other general corporate purposes. As part of the initial investment transaction in May 1999, the Company sold 40 million shares of Common Stock to GTCR at a price of $.05 per share, for aggregate proceeds of $2.0 million. Through December 2005, GTCR invested an additional $65.0 million in the Company.
Class A Redeemable Preferred Stock
The holders of the Class A Redeemable Preferred Stock were entitled to an 8% cumulative dividend compounded quarterly, which would have been paid when declared by the Company’s Board of Directors. Pursuant to the Company’s Recapitalization, on April 6, 2005, the Class A Redeemable Preferred Stock was cancelled in the transaction (see Note 1). Prior to the cancellation, GTCR held all of the outstanding Class A Redeemable Preferred Stock.

Common Stock
Certain Common Stock is subject to agreements dated May 6, 1999 with certain members of the Company’s senior management (the Agreements).
Pursuant to these Agreements, 9,732,368 shares of Common Stock were purchased on May 6, 1999 by management, at a price of $.05 per share in exchange for cash equal to the par value of the stock and promissory notes for the remaining balance, which bear interest at 5.22%. The Common Stock vested ratably over four years. In the event the executive ceases to be employed by the Company, the Common Stock is subject to repurchase at the option of the Company at the fair market value of the Common Stock on the date of repurchase. In the event an executive is terminated for cause, as defined, the purchase price will be the holder’s original purchase price. If the Company elects not to repurchase the shares upon the holder’s separation, GTCR shall have the right to repurchase the Common Stock. The Company’s right to repurchase the Common Stock will terminate upon the consummation of an IPO. During 2000, the Company repurchased 2,623,194 shares of Common Stock for $0.05 per share in connection with the separation of certain executives. In addition, the provisions of the Agreements limit the stockholders’ ability to transfer the Common Stock prior to an IPO.
Pursuant to the Company’s plan of Recapitalization on April 6, 2005, the Company reset the par value of the Common Stock, par value $0.01 per share, to $0.0001 per share (see Note 1).
9. Employee Stock Option Plan
Common Stock Options
In 1999, the Company established the netASPx, Inc. 1999 Stock Incentive Plan (1999 Plan). The 1999 Plan, as amended, designated 4,709,272 shares of Common Stock to be issued in accordance with the 1999 Plan. Options expire upon the earlier of 10 years from the date of the grant or three months after termination of employment. The exercise price and vesting schedule were determined by the Board of Directors or a committee thereof.
In September 2004, the Company issued a restricted stock award to a member of management to purchase 225,000 shares of Common Stock at $.05 per share. The award vests over three years. In connection with this award, the member of management exercised the award in exchange for $2,250 in cash and a $9,000 promissory note. Because the Company forgave all promissory notes as part of the Recapitalization (see Note 12), the Company accounted for the transaction as an exercise of a stock option with a non-recourse note, which results in variable accounting until the loan is satisfied. The Company did not record any deferred compensation or compensation expense for the year ended December 31, 2004, as the fair market value of the Common Stock did not exceed the purchase price at that date. In June 2005, the promissory note was paid and the award was recorded as Common Stock.
In November 2005, the Company issued a restricted stock award to a member of management to purchase 110,000 shares of Common Stock at $.60 per share. The award vests over three years. In connection with this award, the member of management exercised the award in exchange for $66,000 in cash. The Company did not record any deferred compensation or compensation expense for the year ended December 31, 2005, as the fair market value of the Common Stock did not exceed the purchase price at that date.

Stock options are granted with an exercise price equal to the market price of the Company’s stock on the date of grant. Those options generally vest in equal installments over a four-year period based on continued service and have a 10-year contractual term. The Company recognizes compensation costs for those options on a straight-line basis over the requisite service period for the entire award.
The following table summarizes stock option plan activity during the year ending December 31, 2006:

			Weighted-
		Weighted-	Average
		Average	Remaining	Aggregate
	Number	Exercise	Contractual	Intrinsic Value
	of Shares	Price	Term	(1)

Outstanding at beginning of year	2,133,100	$2.13
Granted	68,000	0.70
Exercised	(10,000)	1.00
Forfeited or expired	(128,060)	2.31

Outstanding at end of year	2,063,040	2.08	5.5	$12,024

Options vested or expected to vest	2,063,040	2.08	5.5	$12,024

Options exercisable at end of year	1,601,253	2.46	4.5	$—

(1)	Calculated using the per-share fair-market value of the Company’s common stock on December 31, 2006, which was $0.66.
The following table summarizes information about Common Stock options outstanding and exercisable at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted-
		Average
		Remaining	Weighted-		Weighted-
Range of	Number of	Contractual	Average	Number of	Average
Exercise Prices	Shares	Life (in Years)	Exercise Price	Shares	Exercise Price

$0.60	334,000	8.9	$0.60	79,000	$0.60
$0.75	44,000	9.9	$.75	—	—
$1.00	859,940	5.6	$1.00	697,153	$1.00
$3.64 – 4.00	825,100	3.7	$3.87	825,100	$3.87

The Company uses the Black-Scholes-Merton formula to estimate the value of stock options granted to employees. The Black-Scholes-Merton model requires the use of highly subjective assumptions. In 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107), which provides supplemental implementation guidance for SFAS No. 123(R).
A discussion of management’s methodology for developing each of the assumptions used in the valuation model follows:
Dividend Yield – The Company has never paid dividends and has no plans to do so in the foreseeable future.
Expected Volatility – Based upon the historical volatilities of similar entities’ common stock over the most recent period commensurate with the estimated expected term of the award.
Risk-Free Interest Rate – Based upon the rate on U.S. Treasury zero coupon issues with maturities consistent with the estimated expected term of the award.
Expected Life of the Option Term – Based upon the “simplified” method allowed by SAB 107, whereby the expected term is equal to the midpoint between the vesting date and the end of the contractual term of the award.
Expected Forfeiture Rate – Based upon the estimated percentage of options granted that are expected to be forfeited or cancelled on an annual basis. The Company does not believe the forfeiture rate to have a material impact.
The weighted-average fair value of the options granted during the year ended December 31, 2006 was $0.22 per share, applying the Black-Scholes-Merton option-pricing model using the following weighted-average assumptions:

Expected dividend yield	0%
Expected volatility	69-71%
Risk-free interest rate	4.6%
Expected average life of options	6.25 years
The Company recognized in the consolidated statements of operations $1,890 of stock option compensation expense as selling, general, and administrative expense for the year ended December 31, 2006.
As of December 31, 2006, there was approximately $25,000 of total unrecognized compensation expense, less forfeitures, related to nonvested options under the Company’s stock compensation plans. The expenses are expected to be recognized over a weighted-average period of 3.5 years.
Preferred Stock Options
In 2001, the Company established the 2001 Executive Stock Incentive Plan (2001 Plan). The 2001 Plan designated 14,145 shares of Class A Redeemable Preferred Stock to be issued in accordance with the 2001 Plan. Generally, the options expired upon the earlier of 10 years from the date of grant or 30 days after termination of employment. The exercise price and the vesting schedule were determined by the Board of Directors or a committee thereof. In February 2002, the Company issued 14,145 stock options to certain members of senior management. These options had an exercise price of $4 per share.
Pursuant to the Company’s Recapitalization, on April 6, 2005, the Company terminated the 2001 Plan (see Note 1) and all remaining Preferred Stock options were forfeited.
The following table summarized the status of the Preferred Stock option plan at December 31, 2005, and the respective changes:

		Weighted-Average
	Number of Shares	Exercise Price

Outstanding at beginning of year	4,384	$4.00
Granted	—	—
Forfeited	(4,384)	4.00

Outstanding at end of year	—	—

Options exercisable at end of year	—	—

Warrants
In 2000, the Company issued a warrant to an executive search firm to purchase up to 50,000 shares of Common Stock at an exercise price of $4 per share and with an expiration date of January 1, 2007. The Company recorded approximately $153,000 of expense based on the fair value of the warrants as of the grant date. As of December 31, 2006, the warrant had not been exercised, and expired unexercised on January 1, 2007.
10. Retirement Plan
In 1999, the Company established a 401(k) retirement plan (401(k) Plan) for the benefit of all employees who have attained the age of 21 and three months of service. Participants may contribute up to 15% of their annual compensation to the 401(k) Plan. Employee contributions are fully vested. The Company may elect to match a percentage of employees’ contributions and also may make a discretionary contribution as determined by its Board of Directors on an annual basis. Employees will fully vest in the Company’s matching and any discretionary contributions ratably over three years. The Company did not contribute to the 401(k) Plan during the years ended December 31, 2006 and 2005.
11. Income Taxes
Significant components of the deferred tax assets and liabilities were as follows:

	December 31
	2006	2005

Deferred tax assets:
Reserves	$37,146	$16,926
Intangible assets	4,915,172	5,566,093
Deferred revenue	2,840,422	2,071,921
Accrued liabilities	489,353	333,933
Property and equipment depreciation	69,252	2,464
Alternative minimum tax	37,000	—
Net operating loss	15,577,526	18,593,535

Total deferred tax assets	23,965,871	26,584,872

Valuation allowance	(23,965,871)	(26,584,872)

Net deferred tax assets	$—	$—

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, tax planning strategies, and projected future taxable income in making this assessment.
SFAS No. 109, Accounting for Income Taxes, requires that the tax benefits and carryforwards (i.e., net operating losses) existing as of the date of a quasi-reorganization not be considered in the determination of the entity’s net income following the quasi-reorganization. As a result, as the Company generates taxable income and utilizes the approximately $48.1 million of net operating losses that existed as of the date of the quasi-reorganization (see Note 1), the benefit from reducing recorded existing valuation allowances will be credited directly to equity and the consolidated statements of operations will reflect a tax provision as if the pre-quasi-reorganization net operating losses and valuation allowances did not exist. As of December 31, 2005, the Company had a net operating loss (NOL) of approximately $49.0 million that will expire at various dates beginning 2020 through 2026. The $3.6 million gain realized in conjunction with the 2005 extinguishment of debt was not taxable for federal or state income tax purposes. However, beginning on January 1, 2006, this non-taxed gain will serve to reduce the Company’s net operating losses available to offset future income. The realization of the benefits of the NOL is dependent on sufficient taxable income in future years. The use of the Company’s net operating loss carryforwards may be restricted due to changes in Company ownership. Additionally, despite the net operating loss carryforwards, the Company may have a future tax liability due to an alternative minimum tax or state tax requirements.
The valuation allowance decreased approximately $2.6 million from $26.6 million as of December 31, 2005 to $24.0 million as of December 31, 2006. The net change in valuation allowance reflects the adjustment of certain deferred tax asset and liability balances. The Company’s effective income tax rate differs from the statutory federal income tax rate of 34% primarily as a result of the exclusion of the gain on debt extinguishment for tax purposes as well as other permanent items.
12. Related Party Transactions
In September 2004, the Company issued a note receivable totaling $9,000 to a certain executive of the Company that was issued as consideration for the purchase of a restricted stock award (see Note 9). This note bore interest at 6.0% per annum and was due on the third anniversary of the date of issuance (September 16, 2007). The note was paid in full in June 2005. As of December 31, 2006 and 2005, the Company held notes receivable from management totaling approximately $47,000, which is included as a deduction to stockholders’ equity.
In connection with the Stock Purchase Agreement, the Company entered into a professional services agreement with GTCR. In connection with this agreement, the Company agreed to pay GTCR an annual management fee of $150,000 once the Company generated earnings before interest, taxes, and depreciation and amortization (EBITDA) of at least $2.0 million. The Company did not record a charge for the annual management fee in 2004, as the Board of Directors waived this requirement as the minimum level of EBITDA had not been achieved for the year ended December 31, 2003. This requirement was reinstated subsequent to the Recapitalization on April 6, 2005. Subsequent to the Recapitalization, the Company recorded charges of $150,000 and $110,000 for the management fee in the accompanying consolidated statements of operations for the years ended December 31, 2006 and 2005, respectively.
The professional services agreement also provides for a 1% investment fee related to the purchase of the Company’s stock by GTCR. During the year ended December 31, 2005, the Company incurred $55,000 in investment fees. As of December 31, 2004, the Company had accrued approximately $815,000 in investment fees related to the sale of the Company’s Class A Redeemable Preferred Stock to GTCR. At April 6, 2005, the Company had accrued approximately $870,000 in investment fees. As part the Company’s Recapitalization, on April 6, 2005, GTCR forgave the fees owed by the Company.
For the years ended December 31, 2006 and 2005, approximately $149,000 and $664,000, respectively, of the Company’s revenues were from customers that are under the common ownership of GTCR. As of December 31,

2006 and 2005, approximately $14,000 and $2,000, respectively, of the Company’s accounts receivable were from customers that are under the common ownership of GTCR.
13. Commitments and Contingencies
Leases
The Company has noncancelable operating leases, primarily for real estate, which expire on various dates through 2011 (excluding renewal options). Rent expense totaled approximately $980,000 and $978,000 for the years ended December 31, 2006 and 2005, respectively. Some of the leases contain escalation clauses.
Minimum future lease payments under noncancelable operating leases during the next five years and thereafter are as follows:

2007	$980,416
2008	970,944
2009	970,492
2010	570,578
2011	86,916

Total future minimum lease payments	$3,579,346

14. Subsequent Events
Effective April 30, 2007, the primary contract under which the Company acquired and operated high performance computing systems for the United States government expired without renewal. As a result, the Company is exiting this government-funded activity, including associated research contracts. Government-owned computing systems have been de-installed from the facility and company employees have been reduced. No other significant operational changes are expected as a result.
On September 12, 2007 all of the issued and outstanding capital stock of the Company was sold to NaviSite, Inc. in a transaction valued at approximately $40.5 million.

NETASPX INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheet

June 30, 2007
Assets
Current assets:
Cash and cash equivalents	$1,352,928
Marketable securities	1,837,481
Accounts receivable, net	4,653,907
Prepaid expenses	1,022,641

Total current assets	8,866,957
Property and equipment, net	3,629,966
Marketable securities	699,906
Other assets	368,603

Total assets	$13,565,432

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$498,548
Accrued liabilities	973,656
Current portion of deferred revenues	2,957,214

Total current liabilities	4,429,418

Deferred revenues, net of current portion	5,971,150
Other long-term liabilities	514,077

Total liabilities	10,914,645

Stockholders’ equity:
Common stock, $0.0001 par value; 60,000,000 shares authorized; 47,813,216 shares issued and outstanding	4,781
Additional paid-in capital	1,283,528
Notes receivable from management	(46,672)
Retained earnings	1,409,150

Total stockholders’ equity	2,650,787

Total liabilities and stockholders’ equity	$13,565,432

See accompanying notes to unaudited condensed consolidated financial statements

NETASPX INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations

	Six months ended June 30,
	2007	2006

Revenues	13,224,986	$14,667,513
Cost of revenues	9,882,233	10,509,210

Gross margin	3,342,753	4,158,303

Operating expenses:
Selling, general, and administrative	3,008,948	2,514,695
Depreciation and amortization	565,276	420,615

Total operating expenses	3,574,224	2,935,310

Income (loss) from operations	(231,471)	1,222,993

Interest income, net	110,644	53,248

Income (loss) before provision for income taxes	(120,827)	1,276,241

Provision for income taxes	—	457,673

Net income (loss)	(120,827)	818,568

See accompanying notes to unaudited condensed consolidated financial statements

NETASPX INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows

	Six months ended June 30,
	2007	2006

Cash flows from operating activities
Net income (loss)	$(120,827)	$818,568
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	565,276	420,615
Provision for doubtful accounts	86,740	20,546
Deferred income taxes	—	457,673
Changes in operating assets and liabilities:
Accounts receivable	(115,400)	(162,641)
Prepaid expenses and other assets	(393,000)	(227,000)
Accounts payable	(162,272)	(656,779)
Accrued liabilities and other long-term liabilities	(2,128,134)	(849,808)
Deferred revenues	1,414,684	774,002

Net cash provided by (used for) operating activities	(852,933)	595,176

Cash flows from investing activities
Purchases of property and equipment	(1,135,379)	(1,081,065)
Purchases of marketable securities	(333,819)	—

Net cash used for investing activities	(1,469,198)	(1,081,065)

Cash flows from financing activities	—	—

Net cash provided by financing activities	—	—

Net change in cash and cash equivalents	(2,322,131)	(485,889)
Cash and cash equivalents at beginning of period	3,675,059	3,157,425

Cash and cash equivalents at end of period	1,352,928	2,671,536

See accompanying notes to unaudited condensed consolidated financial statements

NETASPX INC. AND SUBSIDIARIES
Notes to Unaudited Condensed Consolidated Financial Statements
1. Basis of presentation of Unaudited Condensed Consolidated Financial Statements
The accompanying unaudited condensed consolidated financial statements include the accounts of netASPx Inc. and subsidiaries. All significant intercompany accounts and transactions between the consolidated companies have been eliminated in consolidation.
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes to the financial statements of netASPx, Inc. and subsidiaries included elsewhere in this Form 8-K/A. In the opinion of management, all adjustments, consisting of normal and recurring adjustments, necessary to present fairly the consolidated financial position and consolidated results of operations for the interim periods have been presented herein. The consolidated results of operations for the interim periods presented are not necessarily indicative of the results to be expected for the full year.
As noted in Note 14 to the consolidated financial statements for the year ended December 31, 2006 and 2005 (included elsewhere in this
Form-8-K/A), the primary contract under which the Company acquired and operated high performance computing systems for the United States government expired without renewal effective April 30, 2007.
2. Subsequent Event
On September 12, 2007, all of the issued and outstanding capital stock of the Company was sold to NaviSite, Inc. in a transaction valued at approximately $40.5 million.